     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1995

                                                           Registration No. 33-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                 GENRAD, INC.
                                 ------------
              (Exact name of issuer as specified in its charter)

             MASSACHUSETTS                           04-1360950
             -------------                           ----------
     (State or other jurisdiction        (I.R.S. employer identification no.)
   of incorporation or organization)


               300 BAKER AVENUE, CONCORD, MASSACHUSETTS  01742
               -----------------------------------------------
                   (Address of principal executive offices)


                      1991 DIRECTORS' STOCK OPTION PLAN
                      ---------------------------------
                             (Full title of plan)


        GEORGE A. O'BRIEN                                 Copy to:
           GENRAD, INC.                          CONSTANTINE ALEXANDER, ESQ.
        300 BAKER AVENUE                         NUTTER, MCCLENNEN & FISH
   CONCORD, MASSACHUSETTS  01742                  ONE INTERNATIONAL PLACE
         (508) 287-7000                      BOSTON, MASSACHUSETTS  02110-2699
    (Name, address and telephone                       (617) 439-2000
     number of agent for service)


                          CALCULATION OF REGISTRATION FEE
=====================================================================================
                                               PROPOSED      PROPOSED
                                                MAXIMUM      MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF       AMOUNT BEING    OFFERING     AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED (1)   PRICE PER  OFFERING PRICE     FEE
                                               SHARE (2)       (2)
- -------------------------------------------------------------------------------------
COMMON STOCK,
$1.00 PAR VALUE PER SHARE     100,000 SHARES    $7.8125     $741,875         $255.82
=====================================================================================

(1)  Includes an indeterminate number of shares which may be issued as a result of a stock dividend, stock split or other recapitalization.

(2)  Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon (i) 30,000 shares of
     Common Stock which may be purchased upon exercise of options granted on May 11,
     1995 at an exercise price of $6.50 per share and (ii) 70,000 shares of Common
     Stock reserved for future issuance upon exercise of options to be granted in the future under the Plan, the proposed maximum offering price per share of which was computed on the basis of the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange on June 9, 1995.


        Shares covered by this Registration Statement are issuable from time to time upon the exercise of stock options granted or to be granted under GenRad, Inc.'s 1991 Directors' Stock Option Plan, as amended (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (Registration No. 33-42789) filed with the Securities and Exchange Commission on September 17, 1991, in respect of the original 100,000 shares of the Common Stock of GenRad, Inc. issued or issuable under such Plan, including any statement contained in a document incorporated or deemed to be incorporated by reference into said Registration Statement, is incorporated by reference into this Registration Statement.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Concord, Commonwealth of Massachusetts, on this 9th day of June 1995.


                                  GENRAD, INC.


                                  By:/s/  GEORGE A. O'BRIEN
                                     ---------------------------------
                                     George A. O'Brien
                                     Vice President, Chief Financial Officer and
                                     Secretary




        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

        Each person whose signature appears below hereby constitutes and appoints James F. Lyons and George A. O'Brien, or either of them acting singly, his or her attorneys-in-fact, with power of substitution for him or her in any and all capacities, to sign this Registration Statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and in his or her capacity as an officer or director of GenRad, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes, may do or cause to be done by virtue thereof.

Signature                            Title                          Date
- ---------                            -----                          ----

/s/ JAMES F. LYONS          President, Chief Executive Officer  June 9, 1995
- --------------------------  and Director
James F. Lyons


/s/ GEORGE A. O'BRIEN       Vice President, Chief               June 9, 1995
- --------------------------  Financial Officer and
George A. O'Brien           Secretary (and Principal
                            Accounting Officer)


/s/ WILLIAM S. ANTLE III    Director                            June 9, 1995
- --------------------------
William S. Antle III


/s/ RUSSELL A. GULLOTTI     Director                            June 9, 1995
- --------------------------
Russell A. Gullotti


/s/ LOWELL B. HAWKINSON     Director                            June 9, 1995
- --------------------------
Lowell B. Hawkinson


/s/ EDWIN M. MARTIN, JR.    Director                            June 9, 1995
- --------------------------
Edwin M. Martin, Jr.


/s/ RICHARD G. ROGERS       Director                            June 9, 1995
- --------------------------
Richard G. Rogers



- --------------------------  Director                            June 9, 1995
William G. Scheerer



- --------------------------  Director                            June 9, 1995
Adriana Stadecker

                                 EXHIBIT INDEX



       Exhibit
       Number                                              Page
       -------                                             ----

         4.4    GenRad, Inc. 1991 Directors' Stock Option    -
                Plan  (incorporated by reference from
                the Registrant's Proxy Statement dated
                April 7, 1995)



         5      Opinion of Nutter, McClennen & Fish          5



         23.1   Consent of Nutter, McClennen & Fish          5
                (contained in Exhibit 5  herewith)



         23.2   Consent of Independent Accountants           6



         24     Power of Attorney (contained on page 2       2
                hereof)






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